UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2002

Main Street BankShares, Inc.

North Carolina (State of incorporation)	000-33475 (Commission File Number)	22-3850612 (I.R.S. Employer Identification No.)

325 East Front Street, Statesville, North Carolina (Address of principal executive offices)	28677 (Zip Code)

Issuer’s telephone number: (704) 871-1100

This document contains 2 pages, excluding exhibits.

Item 5: Other Events

     On July 31, 2002, Yadkin Valley Bank and Trust Company (“Yadkin Valley”) headquartered in Elkin, North Carolina completed its previously announced acquisition of Main Street BankShares, Inc. (“Main Street”) and its subsidiary, Piedmont Bank, headquartered in Statesville, North Carolina. Yadkin Valley is the surviving corporation.

     More information regarding the transaction is contained in the press release issued by Yadkin Valley and Main Street, dated August 1, 2002, attached as Exhibit 99.

Item 7(c): Exhibits

     Exhibit 99: Press Release announcing completion of the merger.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Main Street has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Main Street BankShares, Inc.

By:	/s/ William A. Long

William A. Long
President and Chief Executive Officer

Date: August 2, 2002